Exhibit 10.3

CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”) is made and entered into as of April 1, 2022 (the “Effective Date”) by and between Crinetics Pharmaceuticals, Inc. (the “Company”) and Ajay Madan (“Consultant”), an individual (each herein referred to individually as a “Party,” or collectively as the “Parties”).

The Company desires to retain Consultant as an independent contractor to perform consulting services for the Company, and Consultant is willing to perform such services, on the terms described below. In consideration of the mutual promises contained herein, the Parties agree as follows:

1.
Services and Compensation

Consultant shall perform the services described in Exhibit A (the “Services”) for the Company (or its designee) and agrees to comply with the terms of this Agreement, including the general release of claims contained in Section 8 and as consideration, the Company agrees to pay Consultant the compensation described in Exhibit A for Consultant’s performance of the Services.

2.
Confidentiality
A.
Definition of Confidential Information. “Confidential Information” means any information (including any and all combinations of individual items of information) that relates to the actual or anticipated business and/or products, research or development of the Company, its affiliates or subsidiaries, or to the Company’s, its affiliates’ or subsidiaries’ technical data, trade secrets, or know-how, including, but not limited to, research, product plans, or other information regarding the Company’s, its affiliates’ or subsidiaries’ products or services and markets therefor, customer lists and customers (including, but not limited to, customers of the Company on whom Consultant called or with whom Consultant became acquainted during the term of this Agreement), software, developments, inventions, discoveries, ideas, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances, and other business information disclosed by the Company, its affiliates or subsidiaries, either directly or indirectly, in writing, orally or by drawings or inspection of premises, parts, equipment, or other property of Company, its affiliates or subsidiaries. Notwithstanding the foregoing, Confidential Information shall not include any such information which Consultant can establish (i) was publicly known or made generally available prior to the time of disclosure to Consultant; (ii) becomes publicly known or made generally available after disclosure to Consultant through no wrongful action or inaction of Consultant; or (iii) is in the rightful possession of Consultant, without confidentiality obligations, at the time of disclosure as shown by Consultant’s then-contemporaneous written records; provided that any combination of individual items of information shall not be deemed to be within any of the foregoing exceptions merely because one or more of the individual items are within such exception, unless the combination as a whole is within such exception.
B.
Nonuse and Nondisclosure. During and after the term of this Agreement, Consultant will hold in the strictest confidence, and take all reasonable precautions to prevent any unauthorized use or disclosure of Confidential Information, and Consultant will not (i) use the Confidential Information for any purpose whatsoever other than as necessary for the performance of the Services on behalf of the Company, or (ii) subject to Consultant’s right to engage in Protected Activity (as defined below), disclose the Confidential Information to any third party without the prior written consent of an authorized representative of the Company, except that Consultant may disclose Confidential Information to the extent compelled by applicable law; provided however, prior to such disclosure, Consultant shall provide prior written notice to

Company and seek a protective order or such similar confidential protection as may be available under applicable law. Consultant agrees that no ownership of Confidential Information is conveyed to the Consultant. Without limiting the foregoing, Consultant shall not use or disclose any Company property, intellectual property rights, trade secrets or other proprietary know-how of the Company to invent, author, make, develop, design, or otherwise enable others to invent, author, make, develop, or design identical or substantially similar designs as those developed under this Agreement for any third party. Consultant agrees that Consultant’s obligations under this Section 2.B shall continue after the termination of this Agreement.
C.
Other Company Confidential Information. Consultant agrees that Consultant will not improperly use, disclose, or induce the Company to use any proprietary information or trade secrets of any former or current employer of Consultant or other person or entity with which Consultant has an obligation to keep in confidence. Consultant also agrees that Consultant will not bring onto the Company’s premises or transfer onto the Company’s technology systems any unpublished document, proprietary information, or trade secrets belonging to any third party unless disclosure to, and use by, the Company has been consented to in writing by such third party.
D.
Third Party Confidential Information. Consultant recognizes that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. Consultant agrees that at all times during the term of this Agreement and thereafter, Consultant owes the Company and such third parties a duty to hold all such confidential or proprietary information in the strictest confidence and not to use it or to disclose it to any person, firm, corporation, or other third party except as necessary in carrying out the Services for the Company consistent with the Company’s agreement with such third party.
3.
Ownership
A.
Assignment of Inventions. Consultant agrees that all right, title, and interest in and to any copyrightable material, notes, records, drawings, designs, inventions, improvements, developments, discoveries, ideas and trade secrets conceived, discovered, authored, invented, developed or reduced to practice by Consultant, solely or in collaboration with others, during the term of this Agreement and arising out of, or in connection with, performing the Services under this Agreement and any copyrights, patents, trade secrets, mask work rights or other intellectual property rights relating to the foregoing (collectively, “Inventions”), are the sole property of the Company. Consultant also agrees to promptly make full written disclosure to the Company of any Inventions and to deliver and assign (or cause to be assigned) and hereby irrevocably assigns fully to the Company all right, title and interest in and to the Inventions.
B.
Pre-Existing Materials. Subject to Section 3.A, Consultant will provide the Company with prior written notice if, in the course of performing the Services, Consultant incorporates into any Invention or utilizes in the performance of the Services any invention, discovery, idea, original works of authorship, development, improvements, trade secret, concept, or other proprietary information or intellectual property right owned by Consultant or in which Consultant has an interest, prior to, or separate from, performing the Services under this Agreement (“Prior Inventions”), and the Company is hereby granted a nonexclusive, royalty-free, perpetual, irrevocable, transferable, worldwide license (with the right to grant and authorize sublicenses) to make, have made, use, import, offer for sale, sell, reproduce, distribute, modify, adapt, prepare derivative works of, display, perform, and otherwise exploit such Prior Inventions, without restriction, including, without limitation, as part of or in connection with such Invention, and to practice any method related thereto. Consultant will not incorporate any invention, discovery, idea, original works of authorship, development, improvements, trade secret, concept, or other proprietary information or intellectual property right owned by any unaffiliated third party into any Invention without Company’s prior written permission.

C.
Moral Rights. Any assignment to the Company of Inventions includes all rights of attribution, paternity, integrity, modification, disclosure and withdrawal, and any other rights throughout the world that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like (collectively, “Moral Rights”). To the extent that Moral Rights cannot be assigned under applicable law, Consultant hereby waives and agrees not to enforce any and all Moral Rights, including, without limitation, any limitation on subsequent modification, to the extent permitted under applicable law.
D.
Maintenance of Records. Consultant agrees to keep and maintain adequate, current, accurate, and authentic written records of all Inventions made by Consultant (solely or jointly with others) during the term of this Agreement, and for a period of three (3) years thereafter. The records will be in the form of notes, sketches, drawings, electronic files, reports, or any other format that is customary in the industry and/or otherwise specified by the Company. Such records are and remain the sole property of the Company at all times and upon Company’s request, Consultant shall deliver (or cause to be delivered) the same.
E.
Further Assurances. Consultant agrees to assist Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in Inventions in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments that the Company may deem necessary in order to apply for, register, obtain, maintain, defend, and enforce such rights, and in order to deliver, assign and convey to the Company, its successors, assigns and nominees the sole and exclusive right, title, and interest in and to all Inventions and testifying in a suit or other proceeding relating to such Inventions. Consultant further agrees that Consultant’s obligations under this Section 3.E shall continue after the termination of this Agreement.
F.
Attorney-in-Fact. Consultant agrees that, if the Company is unable because of Consultant’s unavailability, dissolution, mental or physical incapacity, or for any other reason, to secure Consultant’s signature with respect to any Inventions, including, without limitation, for the purpose of applying for or pursuing any application for any United States or foreign patents or mask work or copyright registrations covering the Inventions assigned to the Company in Section 3.A, then Consultant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Consultant’s agent and attorney-in-fact, to act for and on Consultant’s behalf to execute and file any papers and oaths and to do all other lawfully permitted acts with respect to such Inventions to further the prosecution and issuance of patents, copyright and mask work registrations with the same legal force and effect as if executed by Consultant. This power of attorney shall be deemed coupled with an interest, and shall be irrevocable.
4.
Conflicting Obligations
A.
Consultant hereby certifies that Consultant has no outstanding agreement or obligation that is in conflict with any of the provisions of this Agreement, or that would preclude Consultant from complying with the provisions hereof, and further certifies that Consultant will not enter into any such conflicting agreement during the term of this Agreement. Consultant shall list in Exhibit B hereto any other companies for whom Consultant is providing services that are related to the Field of Interest (“Outside Entities”). Without limiting the foregoing, Consultant agrees to use their best efforts (A) to segregate Consultant’s Services performed under this Agreement from Consultant’s work done for the Outside Entities so as to minimize any questions of disclosure of, or rights under, any inventions, (B) to notify the General Counsel of the Company if at any time the Consultant believes that such questions may result from their performance under this Agreement and (C) to assist the Company in fairly resolving any questions in this regard which may arise. The Services performed hereunder will not be conducted on time that is required to be devoted to any other third party. The Consultant shall not use the funding, resources and facilities of any other third party, without the prior written consent of the Company, to perform Services hereunder and shall not perform the Services hereunder in any manner that would give any third party rights or access to the product of such Services.
A.
Consultant represents and warrants that Consultant has no agreements, relationships, or commitments to any other person or entity that conflict with the provisions of this Agreement, Consultant’s obligations to the Company under this Agreement, and/or Consultant’s ability to perform the Services. Consultant will not enter into any such conflicting agreement during the term of this Agreement.
B.
Consultant represents and warrants that neither it nor any individual, corporation, partnership or association performing Services hereunder has been debarred under the provisions of the Generic Drug Enforcement Act of 1992, 21 U.S.C. § 335a(a) and (b) or any similar regulation in any applicable jurisdiction. In the event that Consultant or any individual, corporation, partnership or association performing Services hereunder (i) becomes debarred, or (ii) receives notice of an action with respect to its debarment, Consultant shall notify Company immediately. In the event that Company receives any such notice from Consultant or otherwise becomes aware that a debarment action has been brought against Consultant or any individual, corporation, partnership or association performing Services hereunder, then Company shall have the right to terminate this Agreement effective immediately.
5.
Return of Company Materials

Upon the termination of this Agreement, or upon Company’s earlier request, Consultant will immediately deliver to the Company, and will not keep in Consultant’s possession, recreate, or deliver to anyone else, any and all Company property, including, but not limited to, Confidential Information, tangible embodiments of the Inventions, all devices and equipment belonging to the Company, all electronically-stored information and passwords to access such property, those records maintained pursuant to Section 3.D and any reproductions of any of the foregoing items that Consultant may have in Consultant’s possession or control.

6.
Term and Termination
A.
Term. The term of this Agreement will begin on the Effective Date of this Agreement and will continue until the earlier of (i) final completion of the Services; (ii) or October 1, 2022.
B.
Termination. Either Party may terminate this Agreement upon fourteen (14) days prior written notice of such termination. If you do not revoke this Agreement, the agreement becomes effective on the eighth day after you sign it (the "Effective Date"). No part of this Agreement is effective or enforceable until the Effective Date. The Company may terminate this Agreement immediately and without prior notice if Consultant refuses to or is unable to perform the Services or is in breach of any material provision of this Agreement.
C.
Survival. Upon any termination, all rights and duties of the Company and Consultant toward each other shall cease except:
(1)
The Company will pay, within thirty (30) days after the effective date of termination, all amounts owing to Consultant for Services completed and accepted by the Company prior to the termination date and related reimbursable expenses, if any, submitted in accordance with the Company’s policies and in accordance with the provisions of Section 1 of this Agreement; and
(2)
Section 2 (Confidentiality), Section 3 (Ownership), Section 4 (Conflicting Obligations), Section 5 (Return of Company Materials), Section 6 (Term and Termination), Section 7

(Independent Contractor; Benefits), Section 8 (Release and Indemnification), Section 9 (Nonsolicitation), Section 10 (Limitation of Liability), Section 11 (Miscellaneous) will survive termination or expiration of this Agreement in accordance with their terms.
7.
Independent Contractor; Benefits
A.
Independent Contractor. It is the express intention of the Company and Consultant that Consultant perform the Services as an independent contractor to the Company. Nothing in this Agreement shall in any way be construed to constitute Consultant as an agent, employee or representative of the Company. Without limiting the generality of the foregoing, Consultant is not authorized to bind the Company to any liability or obligation or to represent that Consultant has any such authority. Consultant agrees to furnish (or reimburse the Company for) all tools and materials necessary to accomplish this Agreement and shall incur all expenses associated with performance. Consultant acknowledges and agrees that Consultant is obligated to report as income all compensation received by Consultant pursuant to this Agreement. Consultant agrees to and acknowledges the obligation to pay all self-employment and other taxes on such income.
B.
Benefits. The Company and Consultant agree that Consultant will receive no Company-sponsored benefits as a result of Consultant’s Services under this Agreement from the Company where benefits include, but are not limited to, paid vacation, sick leave, medical insurance and 401(k) participation. If Consultant is reclassified by a state or federal agency or court as the Company’s employee, Consultant will become a reclassified employee and will receive no benefits from the Company, except those mandated by state or federal law, even if by the terms of the Company’s benefit plans or programs of the Company in effect at the time of such reclassification, Consultant would otherwise be eligible for such benefits.

C. Waiver. Consultant hereby explicitly waives his rights to any severance payments, accelerated vesting of any Company equity awards and any other benefits under the Employment Agreement as a result of (a) his separation of employment with the Company or (b) his change in status from employee to consultant with the Company in accordance with the terms of this Agreement. Except as explicitly provided in Exhibit A, Consultant acknowledges and agrees that the Employment Agreement is hereby terminated effective as of the Effective Date, and he shall have no further rights thereunder.

8.
Release and Indemnification

General Release of All Claims. In consideration for entering into Agreement, to the fullest extent permitted by law, you waive, release, and promise never to assert any claims or causes of action, known or unknown, against the Company and employees, agents, predecessors, successors, and assigns, regarding any matter arising out of or related to your employment with or separation of employment from the Company, including, without limitation, claims for wrongful discharge, constructive discharge, emotional distress, defamation, invasion of privacy, fraud, breach of contract, breach of the covenant of good faith and fair dealing, discrimination, harassment, retaliation, or failure to accommodate ("General Release"). This General Release includes, but is not limited to, claims arising under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act (ADEA), the Americans with Disabilities Act (ADA), the Equal Pay Act (EPA), the Fair Labor Standards Act (FLSA), the Family and Medical Leave Act (FMLA), or any statutory protections afforded by California Civil Code Section 1542 (Cal. Civ. Code § 1542), all as amended, and all other federal, state, and local laws and regulations relating to employment or termination of employment that may be legally waived or released; however, the identification of specific statutes is for purposes of example only, and the omission of any specific statute or law shall not limit the scope of this General Release in any manner.

Notwithstanding the above, this General Release does not waive or release: (i) any claims arising after you sign this Agreement, including any claim for breach of this Agreement; or (ii) any vested benefits in the Company’s 2015 Stock Incentive Plan (the “2015 Plan”) and the 2018 Incentive Award Plan (the “2018 Plan”), the rights of which are governed by the terms of those plans; or (iii) any claims that cannot be legally waived or released as a matter of law, such as filing a claim for unemployment insurance benefits. This General Release also does not prevent you from filing a charge or complaint with, communicating with, or participating in an investigation or proceeding conducted by the Equal Employment Opportunity Commission (EEOC), the Securities and Exchange Commission (SEC), the National Labor Relations Board (NLRB), or any other federal, state, or local governmental agency or commission ("Government Agencies"). However, to the fullest extent permitted by law, you agree that you are waiving the right to monetary damages or other equitable or monetary relief as a result of any charge, complaint, investigation, or proceeding.

This General Release includes a release of claims arising under the Age Discrimination in Employment Act (ADEA), as amended by the Older Workers Benefit Protection Act (OWBPA), and its implementing regulations. By signing this Agreement, you acknowledge and confirm that: (i) you have read and understood this Agreement; (ii) by this Agreement, you have been advised in writing to consult with an attorney of the your choice, before signing this Agreement; (iii) you knowingly, freely, and voluntarily agree to all of the terms and conditions in this Agreement, including, without limitation, the General Release; (iv) you have received good and valuable consideration for signing this Agreement, which is in addition to anything of value you were otherwise entitled to receive; (v) you were given at least ample opportunity to consider the terms of this Agreement and consult with counsel; (vi) you have seven (7) days after signing this Agreement to revoke the release in this paragraph by delivering a notice of revocation to the CEO or General Counsel at Company before the end of this seven-day period; and (vii) you understand that the General Release does not apply to rights and claims that may arise after you sign this Agreement.

Indemnification. Additionally, Consultant agrees to indemnify and hold harmless the Company and its affiliates and their directors, officers and employees from and against all taxes, losses, damages, liabilities, costs and expenses, including attorneys’ fees and other legal expenses, arising directly or indirectly from or in connection with (i) any negligent, reckless or intentionally wrongful act of Consultant or Consultant’s assistants, employees, contractors or agents, (ii) any breach by the Consultant or Consultant’s assistants, employees, contractors or agents of any of the covenants contained in this Agreement, (iii) any failure of Consultant to perform the Services in accordance with all applicable laws, rules and regulations, or (iv) any violation or claimed violation of a third party’s rights resulting in whole, or in part, from the Company’s use of the Inventions or other deliverables of Consultant under this Agreement.

9.
Nonsolicitation

To the fullest extent permitted under applicable law, from the date of this Agreement until twelve (12) months after the termination of this Agreement for any reason (the “Restricted Period”), Consultant will not, without the Company’s prior written consent, directly or indirectly, solicit any of the Company’s employees to leave their employment, or attempt to solicit employees of the Company, either for Consultant or for any other person or entity. Consultant agrees that nothing in this Section 9 shall affect Consultant’s continuing obligations under this Agreement during and after this twelve (12) month period, including, without limitation, Consultant’s obligations under Section 2.

10.
Limitation of Liability

IN NO EVENT SHALL COMPANY BE LIABLE TO CONSULTANT OR TO ANY OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, OR

DAMAGES FOR LOST PROFITS OR LOSS OF BUSINESS, HOWEVER CAUSED AND UNDER ANY THEORY OF LIABILITY, WHETHER BASED IN CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHER THEORY OF LIABILITY, REGARDLESS OF WHETHER COMPANY WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY. IN NO EVENT SHALL COMPANY’S LIABILITY ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT EXCEED THE AMOUNTS PAID BY COMPANY TO CONSULTANT UNDER THIS AGREEMENT FOR THE SERVICES, DELIVERABLES OR INVENTION GIVING RISE TO SUCH LIABILITY.

11.
Miscellaneous
A.
Governing Law; Consent to Personal Jurisdiction. This Agreement shall be governed by the laws of the State of California, without regard to the conflicts of law provisions of any jurisdiction. The Parties hereby expressly consent to the personal and exclusive jurisdiction and venue of the state and federal courts located in San Diego, California.
B.
Assignability. This Agreement will be binding upon Consultant’s heirs, executors, assigns, administrators, and other legal representatives, and will be for the benefit of the Company, its successors, and its assigns. There are no intended third-party beneficiaries to this Agreement, except as expressly stated. Except as may otherwise be provided in this Agreement, Consultant may not sell, assign or delegate any rights or obligations under this Agreement. Notwithstanding anything to the contrary herein, Company may assign this Agreement and its rights and obligations under this Agreement to any successor to all or substantially all of Company’s relevant assets, whether by merger, consolidation, reorganization, reincorporation, sale of assets or stock, change of control or otherwise.
C.
Entire Agreement. This Agreement constitutes the entire agreement and understanding between the Parties with respect to the subject matter herein and supersedes all prior written and oral agreements, discussions, or representations between the Parties, including, without limitation, that certain Amended and Restated Employment Agreement effective as of May 22, 2018, between Consultant and the Company (the “Employment Agreement”). Consultant represents and warrants that Consultant is not relying on any statement or representation not contained in this Agreement. To the extent any terms set forth in any exhibit or schedule conflict with the terms set forth in this Agreement, the terms of this Agreement shall control unless otherwise expressly agreed by the Parties in such exhibit or schedule.
D.
Headings. Headings are used in this Agreement for reference only and shall not be considered when interpreting this Agreement.
E.
Severability. If a court or other body of competent jurisdiction finds, or the Parties mutually believe, any provision of this Agreement, or portion thereof, to be invalid or unenforceable, such provision will be enforced to the maximum extent permissible so as to effect the intent of the Parties, and the remainder of this Agreement will continue in full force and effect.
F.
Modification, Waiver. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in a writing signed by the Parties. Waiver by the Company of a breach of any provision of this Agreement will not operate as a waiver of any other or subsequent breach.
G.
Notices. Any notice or other communication required or permitted by this Agreement to be given to a Party shall be in writing and shall be deemed given (i) if delivered personally or by commercial messenger or courier service, (ii) when sent by confirmed facsimile, or (iii) if mailed by U.S. registered or certified mail (return receipt requested), to the Party at the Party’s address written below or at such other address as the Party may have previously specified by like notice. If by mail, delivery shall be deemed effective three business days after mailing in accordance with this Section 12.G.
(1)
If to the Company, to:

Crinetics Pharmaceuticals, Inc.

10222 Barnes Canyon Road, Building #2

San Diego, CA, 92121

Attention: Garlan Adams

cc. Scott Struthers

(2)
If to Consultant, to the address for notice on the signature page to this Agreement or, if no such address is provided, to the last address of Consultant provided by Consultant to the Company in accordance with this Agreement.
H.
Attorneys’ Fees. In any court action at law or equity that is brought by one of the Parties to this Agreement to enforce or interpret the provisions of this Agreement, the prevailing Party will be entitled to reasonable attorneys’ fees, in addition to any other relief to which that Party may be entitled.
I.
Signatures. This Agreement may be signed in two counterparts, each of which shall be deemed an original, with the same force and effectiveness as though executed in a single document.
J.
Protected Activity Not Prohibited. Consultant understands that nothing in this Agreement shall in any way limit or prohibit Consultant from engaging in any Protected Activity. For purposes of this Agreement, “Protected Activity” shall mean filing a charge, complaint, or report with, or otherwise communicating, cooperating, or participating in any investigation or proceeding that may be conducted by, any federal, state or local government agency or commission, including the Securities and Exchange Commission (“Government Agencies”). Consultant understands that in connection with such Protected Activity, Consultant is permitted to disclose documents or other information as permitted by law, and without giving notice to, or receiving authorization from, the Company. Notwithstanding the foregoing, Consultant agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Company confidential information to any parties other than the Government Agencies. Consultant further understands that “Protected Activity” does not include the disclosure of any Company attorney-client privileged communications. Pursuant to the Defend Trade Secrets Act of 2016, Consultant is notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.
K.
Publicity. No oral or written release of any statement, information, advertisement, or publicity matter having any reference to Company, express or implied, shall be used or disclosed by Consultant or on Consultant’s behalf, unless and until such matter shall have first been submitted to and received the express written approval of Company.

(signature page follows)

IN WITNESS WHEREOF, the Parties hereto have executed this Consulting Agreement as of the Effective Date.

CRINETICS PHARMACEUTICALS, INC.

By:	/s/ R. Scott Struthers
Name:	R. Scott Struthers
Title:	Chief Executive Officer

AJAY MADAN (CONSULTANT)

/s/ Ajay Madan
Ajay Madan

EXHIBIT A

SERVICES AND COMPENSATION

1. Services. Consultant will render to Company the following Services:

Provide expert consulting services up to a maximum of 20 hours per month to Company regarding matters relating to

•
Compound manufacturing and control, regulatory affairs, nonclinical ADME/PK/tox and clinical pharmacology;
•
historical and strategic insight regarding Crinetics’ inventions and its patent prosecution efforts, and
•
development procedures and activities.

Generally, Consultant will collaborate and provide advice and assistance to Company as is mutually agreed by the Parties, specifically including performance evaluation for prior Crinetics direct reports as well as transitioning leadership responsibilities to others within Crinetics. Nothwithstanding the foregoing, Company does not intend to disclose material non public information to Consultant pursuant to this Agreement.

2. Compensation.

•
Company shall pay Consultant a monthly retainer of $37,346.
•
Company shall reimburse Consultant for all reasonable travel and out-of-pocket expenses incurred by Consultant in performing Services pursuant to this Agreement that are pre-approved by Company.
•
Consultant shall submit to Company all statements for expenses incurred and Services performed on a monthly basis in a form prescribed by Company.
•
Consultant holds outstanding equity awards granted to Consultant by the Company in connection with his employment with the Company (collectively, the “Company Awards”) under the Company’s 2015 Stock Incentive Plan (the “2015 Plan”) and the 2018 Incentive Award Plan (the “2018 Plan”). There shall be no break in service as a result of Consultant’s conversion from an employee of the Company to an independent contractor and consultant to the Company for purposes of Consultant’s outstanding Company Awards. As further compensation for the Services to be rendered pursuant to this Agreement, Consultant’s Company Awards shall continue to be eligible to vest during the term of his Services pursuant to this Agreement in accordance with the terms of the Company Award agreements pursuant to which such Company Awards were granted. As a result, the termination of Consultant’s Services under this Agreement will constitute a termination of Consultant’s “Continuous Service” for purposes of the 2015 Plan and the Company Awards granted thereunder, and a “Termination of Service” for purposes of the 2018 Plan and the Company Awards granted thereunder. Except as modified above, Consultant’s Company Awards shall continue to be governed by the terms and conditions of the Company Award agreements and the Company’s equity plans pursuant to which such Company Awards were granted.

In the event of Consultant’s termination of Services under this Agreement by reason of Consultant’s death or discharge by the Company following Consultant’s Permanent Disability (as defined below), the vesting and/or exercisability of 100% of Consultant’s outstanding unvested Company Awards shall be automatically accelerated on the date of Consultant’s termination of Services.

In the event of a Change in Control (as defined below), the vesting and/or exercisability of 100% of Consultant’s outstanding unvested Company Awards shall be automatically accelerated on the first to occur of (A) the Company’s involuntary termination of Consultant’s Services under this Agreement without Cause following such Change in Control, or (B) the first anniversary of the closing of such Change in Control.

Each of Consultant’s outstanding Company Award agreements is hereby amended to be consistent with the foregoing.

For purposes of this Agreement, “Cause” means any of the following: (i) the commission of an act of fraud, embezzlement or dishonesty by Consultant, or the commission of some other illegal act by Consultant, that causes material harm to the Company or any successor or affiliate thereof; (ii) Consultant’s conviction of, or plea of “guilty” or “no contest” to, a felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (iii) any intentional unauthorized use or disclosure by Consultant of confidential information or trade secrets of the Company or any successor or affiliate thereof; (iv) Consultant’s gross negligence, insubordination or material violation of any duty of loyalty to the Company or any successor or affiliate thereof, or any other material misconduct on the part of Consultant; (v) Consultant’s ongoing and repeated failure or refusal to perform or neglect of Consultant’s duties as required by this Agreement, which failure, refusal or neglect continues for fifteen (15) days following Consultant’s receipt of written notice from the Board or the Company’s Chief Executive Officer (the “CEO”) stating with specificity the nature of such failure, refusal or neglect; or (vi) Consultant’s intentional, material breach of any Company policy or any contract or agreement between Consultant and the Company or any successor or affiliate thereof; provided, however, that prior to the determination that “Cause” under clauses (iv), (v) or (vi) has occurred, the Company shall (A) provide to Consultant in writing, in reasonable detail, the reasons for the determination that such “Cause” exists, (B) other than with respect to clause (v) above which specifies the applicable period of time for Consultant to remedy his or her breach, afford Consultant a reasonable opportunity to remedy any such breach, (C) provide Consultant an opportunity to be heard prior to the final decision to terminate Consultant’s Services hereunder for such “Cause” and (D) make any decision that such “Cause” exists in good faith.

For purposes of this Agreement, “Change in Control” shall have the meaning given to such term in the Company’s 2018 Incentive Award Plan.

For purposes of this Agreement, “Permanent Disability” shall be deemed to have occurred if Consultant shall become physically or mentally incapacitated or disabled or otherwise unable fully to discharge his or her duties hereunder for a period of ninety (90) consecutive calendar days or for one hundred twenty (120) calendar days in any one hundred eighty (180) calendar-day period. The existence of Consultant’s Permanent Disability shall be determined by the Company on the advice of a physician chosen by the Company and the Company reserves the right to have Consultant examined by a physician chosen by the Company at the Company’s expense.

EXHIBIT B

OUTSIDE ENTITIES

NONE